                                                                    Exhibit 10.1

                           MERCANTILE BANK OF MICHIGAN
                           NON-LENDER BONUS PLAN 2006


The Mercantile Bonus Plan is designed to reflect the fact that the directors and management of Mercantile Bank of Michigan and Mercantile Bank Corporation believe that the company's shareholders are willing to share financially in operation results that are superior to those forecast by the company and approved by the Board of Directors.

The purpose of the Plan is to:

    o promote the growth, profitability and expense control necessary to accomplish corporate strategic long term plans

    o    encourage superior results by providing a meaningful incentive

    o    support the Mercantile Teamwork

ELIGIBILITY

All non-lenders and non-commissioned employees are included in the Plan. The employee must be an active employee on the day that the bonus awards are distributed. An employee that is out on medical leave at the time the awards are distributed will be eligible to receive a bonus. An employee that is suspended with or without pay at the time the awards are distributed will not be eligible to receive the bonus award. If an employee terminates his or her association with Mercantile Bank of Michigan, any accrued but unpaid bonus award is cancelled.

PERFORMANCE GOALS

The bonus payout is determined by the overall performance of Mercantile Bank Corporation. The total payout is calculated by comparing current year after tax net operating income (NOI), inclusive of pre-tax bonus accrual expense, with the prior year NOI. If current year NOI is not greater than 115% of the prior year NOI, the pre-tax bonus accrual will be adjusted downward until current year NOI, inclusive of pre-tax bonus accrual expense, exceeds 115% of prior year NOI.

The maximum bonus payout for each employee is calculated as a percentage of salary with the percentage applied to each salary based on the employee's job title within the organization. The maximum bonus pool is the sum of each employee's maximum bonus payout, and once this maximum pool is achieved, no additional bonus expense will be accrued. The Board of Directors annually approves the percentages that are applied to employee salaries.

                  MAXIMUM BONUS PAYOUTS FOR EMPLOYEES FOR 2006
                        UNDER MERCANTILE BANK OF MICHIGAN
                           NON-LENDER BONUS PLAN 2006




                      EMPLOYEE LEVEL                                                PERCENTAGE
                      --------------                                                ----------
Non-Exempt / Exempt                                                                    10%

Officer                                                                                15%

Assistant Vice President                                                               25%

Vice President                                                                         30%

Senior Vice President                                                                  40%

Chief Operating Officer and Chief Financial Officer                                    45%

Chairman and President                                                                 50%
